UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 24, 2007, Universal Technical Institute, Inc., a Delaware corporation (the “Company”), and David K. Miller entered into a Separation Agreement, Waiver and Release (the “Agreement”) in connection with Mr. Miller’s previously announced departure from the Company effective September 16, 2007.

Under the Agreement, Mr. Miller will receive approximately $405,000 payable in bi-weekly installments over a period of 18 months from the date of the Agreement. In addition, Mr. Miller will be entitled to a bonus for the fiscal year ending September 30, 2007, if such a bonus is approved by the Company’s Board of Directors and if Mr. Miller does not revoke the Agreement. If payable, the bonus will be paid in December 2007 and will be based on the performance metrics previously established by the Board of Directors. The Agreement includes non-compete and non-solicitation restrictions, which are effective during the 18-month severance period, and other customary provisions including a release of claims. The Agreement also includes a provision restricting Mr. Miller’s disclosure of the Company’s confidential information. In addition, the Agreement provides for the continued participation of Mr. Miller under the Company’s health benefit plans until September 30, 2007 at which time Mr. Miller may elect to continue his current coverage for up to 18 months in accordance with the health benefit plans and applicable law. If Mr. Miller does not revoke the Agreement, the Company will continue to pay towards his coverage a monthly amount equal to the Company paid portion of the insurance premium for the coverage held by Mr. Miller during active employment and any administrative fee for a period of 18 months. Additionally, Mr. Miller shall be entitled, for a period of 18 months following his separation from the Company, to the benefits of the Execucare program in which Mr. Miller participated at the time of his separation. Mr. Miller’s outstanding equity awards will be treated in accordance with their terms.

A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the Agreement attached as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Separation Agreement, Waiver and Release, effective as of September 24, 2007, by and between David K. Miller and Universal Technical Institute, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated: September 26, 2007	By: /s/ Chad A. Freed
Name: Chad A. Freed
Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Separation Agreement, Waiver and Release, effective as of September 24, 2007, by and between David K. Miller and Universal Technical Institute, Inc.